Exhibit 99.1

Planet 13 Announces Significant Recovery of Funds Related to El Capitan

LAS VEGAS, NV / ACCESSWIRE / March_3, 2025 / Planet 13 Holdings Inc. (CSE:PLTH)(OTCQX:PLNH) ("Planet 13" or the "Company"), a leading vertically-integrated multi-state cannabis company, today announced a settlement and recovery of US$2.1 million of funds which were held at BridgeBank, a division of Western Alliance Bank (collectively "WAB"), bringing the total recovery of funds held at WAB to US$5.5 million. Additionally, the Company, through a wholly owned subsidiary, will also obtain real estate (the "Real Property") valued at approximately US$5.0 million based on recent comparable sales, which it intends to sell. In total the Company has recovered approximately $10.5 million, including the expected value from the sale of the Real Property.

This settlement does not conclude the Company’s lawsuit against El Capitan Advisors, Inc. ("El Capitan") and its founder and Chief Executive Officer, Andrew Nash, in which it is seeking approximately US$10.3 million, which is based on $15.3 million less the expected net proceeds Planet 13 receives from the sale of the Real Property, in additional compensatory damages and other relief.

Planet 13 also provides the following comprehensive update.

As previously disclosed, the Company engaged El Capitan, an investment advisor registered with the Securities and Exchange Commission, for cash management services in 2021. The funds managed by El Capitan were held at WAB. Pursuant to a dispute unrelated to the Company, Casa Verde Capital, L.P. and Casa Verde Capital EF, L.P. (collectively "Casa Verde") obtained a US$35.0 million default judgment against El Capitan. Casa Verde then levied that judgment causing approximately US$5.5 million of the Company's funds held at WAB (the "WAB Funds") and managed by El Capitan to be directed to the Orange County, California Sheriff's Office on September 21, 2023. The Company secured a partial settlement with Casa Verde for the release of US$3.4 million of the WAB Funds, which the Company received on January 31, 2024.

In January 2024, the Company also initiated litigation in Santa Monica, California, to obtain the return of the approximately US$15.3 million in additional funds that were misappropriated by El Capitan and El Capitan's founder and Chief Executive Officer-Andrew Nash. The litigation also named Casa Verde, Casa Verde's Managing Member-Karan Wadhera, and Jamie Nash, the former spouse of Andrew Nash, as defendants. On February 16, 2024, the Court appointed a special-purpose receiver who has been tasked with investigating, tracing, and filing reports with the Court regarding the location and disposition of the funds stolen from Planet 13.

On February 28, 2025, the Company secured a settlement with Casa Verde for the remaining approximately US$2.1 million of the WAB Funds. The settlement is part of a broader resolution of ongoing litigation between the Company, Casa Verde, Mr. Wadhera, and Ms. Nash. As part of the settlement, the Company, through a wholly owned subsidiary, will also obtain the Real Property formerly associated with Mr. and Mrs. Nash, which the Company intends to sell. The Real Property is valued at approximately US$5.0 million based on recent comparable sales.

The settlement will not end the Company’s lawsuit against El Capitan and Andrew Nash seeking approximately US$10.3 million, which is based on the $15.3 million less the expected net proceeds Planet 13 receives from the sale of the Real Property, in compensatory damages and other relief. El Capitan and Andrew Nash have not appeared or otherwise responded to Planet 13’s lawsuit, which has resulted in the entry of default against them and enables Planet 13 to pursue a default judgment.

At this time, the Company is not able to predict what, if any, action may be taken by law enforcement or other regulatory authorities or what, if any, proceeds will be available to recover from El Capitan and/or Andrew Nash. The Company will continue to vigorously pursue its rights to reclaim the funds that it entrusted to El Capitan and will continue to pursue recovery of its funds and additional compensation through all legally available means, including as appropriate, through cooperation with law enforcement and/or initiation of further litigation.

The Company engaged legal counsel to conduct an internal investigation with respect to these matters, which has been completed, but as set forth above, the Company continues to pursue additional information regarding the location of the Company’s assets and/or available means of recovery. Given the ongoing nature of the claims and the actions taken by the defendants, the Company may be limited in what information it can disclose following this announcement.

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 operates 30 dispensaries across Florida, a key market in its expansive footprint, bringing its total to 34 locations nationwide. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH. To learn more, visit planet13.com and follow Planet 13 on X @ShopPlanet13 and on Instagram @planet13official_.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such "plans", "expects", "proposed", "may", "could", "would", "intends", "anticipates", or "believes", or variations of such words and phrases. In this news release, forward-looking statements relate to the settlement, the value of Real Property, ongoing legal action and potential outcomes and statements regarding the Company pursuing recovery of its funds through all available legal means. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, those assumptions, risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and any of the Company's subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Forward-looking statements contained herein are made only as to the date of this press release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

Planet 13 Investors:

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

725-331-7650 ext. 105210

Planet 13 Media:

Colin Trethewey / PRmediaNow Communications

Colin@PRmediaNow.com